UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2012

Knology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-32647	58-2424258
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1241 O. G. Skinner Drive West Point, Georgia		31833
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (706) 645-8553

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On April 18, 2012, Knology, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with WideOpenWest Finance, LLC, a Delaware limited liability company (“Parent”), and Kingston Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Subsidiary”), pursuant to which, among other things, Merger Subsidiary will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, each share of Company common stock outstanding immediately prior to the effective time (other than shares held by (i) Parent, Merger Subsidiary, or the Company or (ii) persons who properly exercise appraisal rights under Delaware law) will be cancelled and converted into the right to receive $19.75 per share in cash, without interest (the “Merger Consideration”). Each share of Company common stock subject to vesting or other lapse restrictions will vest and be converted into the right to receive the Merger Consideration. Each Company stock option, whether or not vested, will be cancelled and converted into the right to receive, in respect of each share of Company common stock that would be obtainable upon exercise of such Company stock option, the difference between the exercise price of such stock option and the Merger Consideration. Each Company warrant will be converted into the right to receive, in respect of each share of common stock that would be obtainable upon exercise of such Company warrant, the difference between the exercise price of such warrant and the Merger Consideration.

Consummation of the Merger is subject to customary conditions, including, among others, the affirmative vote of the holders of a majority of the issued and outstanding shares of Company common stock at a meeting of stockholders held for the purpose of approving the Merger Agreement (the “Stockholder Approval”), the expiration or early termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any non-U.S. antitrust laws or investment act laws, the absence of any law, order, injunction, rule, regulation or decree making illegal or prohibiting the Merger, and receipt of the required regulatory approvals from the Federal Communications Commission and certain governmental authorities. Each party’s obligation to consummate the Merger is subject to certain other conditions, including the accuracy of the other party’s representations and warranties contained in the Merger Agreement (generally subject to a material adverse effect standard) and the other party’s performance in all material respects of all obligations to be performed by it under the Merger Agreement. In addition, the obligations of Parent and Merger Subsidiary to consummate the Merger are subject to certain other conditions, including the absence of any change, event, violation, inaccuracy, effect or circumstance that has had or would reasonably be expected to have a material adverse effect on the Company after the date of the Merger Agreement. Subject to the satisfaction of the closing conditions, the parties anticipate that the transaction will be consummated within six months after the Merger Agreement date.

The Merger Agreement contains representations and warranties customary for transactions of this type. The Company has agreed to various customary covenants and agreements, including, among others, agreements to conduct the business of the Company in the ordinary course consistent with past practice prior to the effective time of the Merger, and to convene and hold a meeting of the Company’s stockholders to consider and vote upon adoption of the Merger Agreement.

The Merger Agreement obliges the Company to abide by customary “no-shop” restrictions on its ability to solicit alternative transaction proposals from third parties and to provide non-public information to and enter into discussions or negotiations with third parties regarding alternative transaction proposals. Notwithstanding this obligation, prior to the receipt of the Stockholder Approval, the Company may under certain circumstances furnish information to and engage in discussions or negotiations with third parties with respect to unsolicited alternative transaction proposals that the Company’s Board of Directors determines in good faith to be, or determines in good faith would be reasonably likely to lead to, a Superior Proposal. A “Superior Proposal” generally is a written transaction proposal to acquire at least a majority of the outstanding shares of Company common stock or all or a substantial majority of the assets of the Company on terms that the Company’s Board of Directors has determined in good faith are more favorable from a financial point of view to the Company’s stockholders than the terms of the Merger.

The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $25 million. The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of $65 million under specified circumstances. Each party also has certain specific performance rights as set forth in the Merger Agreement.

Parent and Merger Subsidiary have obtained equity and debt financing commitments for the transaction contemplated by the Merger Agreement. Avista Capital Partners, L.P. and its affiliates (which have, or will following the Merger have, an indirect ownership interest in Parent) have committed to make a cash equity investment in Parent, in connection with the closing of the Merger, in an amount up to approximately $200 million on the terms and subject to the conditions set forth in an equity commitment letter entered into in connection with the Merger (the “Equity Commitment Letter”). Avista Capital Partners, L.P. and an affiliate (which have an indirect ownership interest in Parent) have also provided the Company with a limited guaranty in favor of the Company guaranteeing the payment of the reverse termination fee that may be payable by Parent, as well as certain other obligations of Parent, pursuant to the Merger Agreement.

Certain financial institutions have committed to provide senior secured first lien loan facilities as well as certain additional bridge loans or other borrowing facilities on the terms and subject to the conditions set forth in a debt commitment letter entered into in connection with the Merger (the “Debt Commitment Letter”). These borrowings will be used for purposes of paying the Merger Consideration and refinancing certain indebtedness of Parent and of the Company. The obligation of the lenders to provide debt financing under the Debt Commitment Letter is subject to a number of conditions, including, among others: (a) the absence of an occurrence having a material adverse effect on the Company; (b) the execution and delivery of appropriate legal loan documentation consistent with the terms and conditions of the Debt Commitment Letter; (c) the Merger shall have been consummated; (d) Parent shall have received the cash equity investment pursuant to the Equity Commitment Letter; (e) subject to certain customary limitations set forth in the Debt Commitment Letter, the execution and delivery of all documentation required to create and perfect a first priority security interest, with respect to certain collateral specified in the Debt Commitment Letter, in favor of the administrative agent for the lenders; (f) the receipt of certain financial information of Parent and the Company; (g) the payment of applicable fees and expenses; (h) the expiration of a period of fifteen business days (subject to customary blackout periods specified in the Debt Commitment Letter) during which certain of the loan facilities may be syndicated; (i) the accuracy of certain specified representations and warranties in the Merger Agreement and in the loan documentation described in the Debt Commitment Letter; and (j) the delivery of certain customary closing documents (including a solvency certificate). The commitment by the lenders to provide debt financing pursuant to the Debt Commitment Letter will expire upon the earliest of (x) the termination of the Merger Agreement in accordance with its terms, (y) the closing of the Merger without the use of such debt financing and (z) October 18, 2012.

A copy of the Merger Agreement is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The description of the Merger Agreement set forth in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement set forth on Exhibit 2.1. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of any of the parties to the Merger Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company or Parent.

Amendment of Rights Agreement

The disclosure in Item 3.03 below under the heading “Amendment of Rights Agreement” is incorporated in this Item 1.01 by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

Amendment of Rights Agreement

On April 18, 2012, prior to the execution of the Merger Agreement, the Board approved an amendment (the “Rights Amendment”) to the Stockholder Protection Rights Agreement, dated as of July 27, 2005, by and between the Company and American Stock Transfer & Trust Company, LLC (successor to Wachovia Bank, National Association), as Rights Agent (the “Rights Agreement”). The Rights Amendment renders the Rights Agreement inapplicable to the Merger, the Merger Agreement and the transactions contemplated thereby. Specifically, the Rights Amendment, among other matters, provides that none of (i) the approval, execution, delivery, performance or public announcement of the Merger Agreement (including any amendments or supplements thereto), (ii) the consummation or public announcement of the Merger or (iii) the consummation of any of the other transactions contemplated by the Merger Agreement will result in either Parent or Merger Subsidiary being deemed an “Acquiring Person” (as such term is defined in the Rights Agreement) or give rise to any event that would result in the occurrence of a “Stock Acquisition Date,” a “Flip-In Date,” a “Flip-Over Transaction or Event,” or a “Separation Time” (as those terms are defined in the Rights Agreement). The Rights Amendment also provides that the rights shall expire upon the effective time of the Merger if the Rights Agreement has not otherwise terminated.

A copy of the Rights Amendment is filed as Exhibit 4.1 hereto and is incorporated herein by reference. The description of the Rights Amendment set forth in this Item 3.03 is not complete and is qualified in its entirety by reference to the full text of the Rights Amendment, set forth in Exhibit 4.1 hereto.

Additional Information

This report is being filed in respect of the proposed acquisition transaction involving the Company and Parent. The Company will file with the SEC and mail or otherwise provide to its stockholders a proxy statement regarding the proposed acquisition of the Company by Parent. The Company also will be filing other documents with the SEC. Investors and security holders are urged to read the proxy statement and other documents relating to such acquisition when they become available, because they will contain important information. Investors and security holders may obtain a free copy of the proxy statement and other documents that the Company files with the SEC (when available) from the SEC’s website at www.sec.gov and the Company’s website at www.knology.com. In addition, the proxy statement and other documents filed by the Company with the SEC (when available) may be obtained from the Company free of charge by directing a request to Knology, Inc., 1241 O. G. Skinner Drive, West Point, Georgia 31833, Attn: Investor Relations, telephone: (706) 645-8553.

Certain Information Regarding Participants

The Company and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed acquisition of the Company by Parent. Security holders may obtain information regarding the names, affiliations and interests of such individuals in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on March 15, 2012, and its definitive proxy statement for the 2011 annual meeting of stockholders, which was filed with the SEC on March 23, 2011. Additional information regarding the interests of such individuals in the proposed acquisition of the Company will be included in the proxy statement relating to such acquisition when it is filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at www.knology.com.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following documents are filed herewith as exhibits to this report:

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of April 18, 2012, among Parent, Merger Subsidiary, and the Company

4.1	Amendment No. 1 to Rights Agreement, dated as of April 18, 2012, between the Company and American Stock Transfer & Trust Company, LLC (successor to Wachovia Bank, N.A.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knology, Inc.

Date: April 18, 2012	/s/ Chad S. Wachter
	Name:	Chad S. Wachter
	Title:	Vice President, General Counsel and Secretary
(Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of April 18, 2012, among Parent, Merger Subsidiary, and the Company

4.1	Amendment No. 1 to Rights Agreement, dated as of April 18, 2012, between the Company and American Stock Transfer & Trust Company, LLC (successor to Wachovia Bank, N.A.)